Exhibit 1.1

MercadoLibre, Inc.

$750,000,000 4.900% Notes due 2033

UNDERWRITING AGREEMENT

December 4, 2025

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC

As Representatives of the
several Underwriters listed
in Schedule I hereto

c/o Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, New York 10013

c/o Goldman Sachs & Co. LLC
      200 West Street
      New York, New York 10282

c/o J.P. Morgan Securities LLC
      270 Park Avenue
      New York, New York 10017

Ladies and Gentlemen:

MercadoLibre, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of $750,000,000 principal amount of its 4.900% Notes due 2033 (the “Securities). The Securities will be issued pursuant to an indenture dated as of January 14, 2021 (the “Base Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, to be dated as of December 9, 2025, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) and will be guaranteed on a senior basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-291604), including a prospectus, relating to the Securities.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:00 P.M. New York City time on December 4, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated December 2, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.          Purchase and Sale of the Securities.

(a)          The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.870% of the principal amount thereof plus accrued interest, if any, from December 9, 2025 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.  It is understood that each Underwriter has authorized the Representatives, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  The Representatives may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)          Payment for and delivery of the Securities will be made virtually at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on December 9, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to Goldman Sachs & Co. LLC against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 6:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)          The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely as principal in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters with respect to the offering of Securities in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantors, as the case may be, or any other person.  The Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors.

3.          Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a)          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by the Representatives consists of the information described in Section 7(b) hereof.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed upon that the only such information furnished by the Representatives consists of the information described in Section 7(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)          Issuer Free Writing Prospectus.  The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(d)          [Reserved.]

(e)          Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by the Representatives consists of the information described in Section 7(b) hereof.

(f)          Incorporated Documents.  The documents incorporated or deemed incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)          Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. All disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)          No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries individually or taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries individually or taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i)          Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent such concept exists in such jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, Time of Sale Information and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

(j)          Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)          Due Authorization.  The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l)          The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(m)          The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and in the form contemplated in the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and in the form contemplated in the Indenture.

(n)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(o)          [Reserved];

(p)          Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(q)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or assets of the Company or any of its subsidiaries is subject, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(s)          No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(t)          Legal Proceedings.  There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending of which the Company has received written notice and to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(u)          Independent Accountants.  Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global Limited), who have audited the consolidated financial statements of the Company and its subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)          [Reserved.]

(w)          Title to Real and Intellectual Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus: (i) the Company and its subsidiaries own or possess adequate rights to use all material uniform resource locators (URLs), patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) material for the conduct of their respective businesses as they are currently conducted (collectively, “Intellectual Property”); (ii) there are no third parties who have established or, to the knowledge of the Company or any Guarantor, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, Time of Sale Information and the Prospectus, disclose is licensed to the Company or any Guarantor; (iii) to the knowledge of the Company or any Guarantor, there is no infringement by third parties of any Intellectual Property; (iv) to the knowledge of the Company or any Guarantor, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the knowledge of the Company or any Guarantor, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the knowledge of the Company or any Guarantor, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, trade name, service mark, copyright, trade secret or other proprietary rights of others, and the Company or any of its subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) to the best knowledge of the Company or any Guarantor, the Company and its subsidiaries have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements that are material for the conduct of their respective businesses as they are currently conducted are in full force and effect; and (viii) to the best knowledge of the Company and any Guarantor, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(y)          Investment Company Act.  Neither the Company, nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)          Taxes. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have paid all material federal, state, local and non-U.S. taxes and filed all material tax returns required to be paid or filed through the date hereof except for any taxes (i) for which an extension has been obtained or (ii) which are being contested in good faith and by appropriate proceedings (provided adequate reserves have been provided for such taxes); and except as otherwise disclosed in the Registration Statement, Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)          No Labor Disputes. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company, nor any of the Guarantors or any of their respective subsidiaries is engaged in any illegal labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)          Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)          Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)          Insurance.  The Company and its subsidiaries have insurance against such losses and risks as the Company reasonably believes is prudent for companies engaged in similar business in similar industries in similar jurisdictions; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, directors and officers and employees are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)          No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, except in the case of each of clauses (i), (ii), (iii) and (iv) hereof, such acts that would cause only de minimis harm to the Company.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Securities hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), other than conduct that would cause only de minimis harm to the Company, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(jj)          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries,  directors, officers or employees, nor any Guarantor, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject  or target of comprehensive Sanctions, including as of the date of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or Venezuela or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country to the extent such dealings would result in a violation of any Sanctions, with the exception of any potential violations of Sanctions targeting the Government of Venezuela or persons or entities located in Venezuela, as a result of the Company’s operations in Venezuela as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, that are not material to the operations of the Company as a whole.

(kk)          [Reserved.]

(ll)          Senior Indebtedness.  The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(mm)          No Restrictions on Subsidiaries.  Except as otherwise disclosed in each of the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo)          No Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries or to require the Company or any of its subsidiaries to include such securities with the Securities registered pursuant to the Registration Statement.

(pp)          No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (provided that the Company expresses no opinion regarding any actions taken by the Underwriters in this regard).

(qq)          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)          Statistical and Market Data.  Nothing has come to the attention of the Company or any Guarantor that has caused the Company or such Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, to the best knowledge of the Company and the Guarantors.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the best knowledge of the Company and the Guarantors, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.   The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(uu)          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)          Status under the Securities Act.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company is a “well-known seasoned issuer” as defined under the Securities Act as of the time specified in the Securities Act in connection with the offering of the Securities.

(ww)          Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Argentina, Brazil, Chile, Colombia or Mexico or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters or any subsequent purchasers of the Securities and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes (each, a “Stamp Tax”) are payable by or on behalf of the Underwriters in Argentina, Brazil, Chile, Colombia or Mexico or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the sale and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus (other than any sales and deliveries of Securities to subsequent purchasers with a present or former connection to such jurisdictions, for which we express no opinion); provided, however, that for the avoidance of doubt, part (A) of this clause (ww) shall not be interpreted to include proceedings initiated in Argentina in connection with the enforcement of this Agreement, and that, in the case of Colombia, a Stamp Tax should not accrue provided that (i) MercadoLibre Colombia Ltda.’s obligation under this Agreement is subject to a condition precedent, (ii) MercadoLibre Colombia Ltda.’s obligation qualifies as foreign indebtedness, or (iii) MercadoLibre Colombia Ltda.’s accession into this Agreement and the Fourth Supplemental Indenture is structured as a commercial offer accepted through a purchase order.

All payments to be made by the Company or the Guarantors on or by virtue of the execution delivery, performance or enforcement of the Transaction Documents and, except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America or Argentina, Brazil, Chile, Colombia or Mexico, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Specified Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Specified Taxing Jurisdiction, other than as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters or any subsequent purchasers of the Securities and the relevant Specified Taxing Jurisdiction.

(xx)          Valid Choice of Law, Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina, Brazil, Chile, Colombia and Mexico and will be honored by the courts of these countries, provided, that (i) in the case of Argentina, such laws do not contravene public policy and that the application of New York law will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or general principles of equity, and provided, further, that the decision of a foreign court complies with (a) the requirements of Section 517 of the National Code of Civil and Commercial Procedure of Argentina, (ii) in the case of Mexico, such laws do not contravene public policy, and provided, further, that the decision of a foreign court complies with the requirements of Articles 569 and 571 of the Federal Civil Procedure Code of Mexico (Código Federal de Procedimientos Civiles) and Article 1347-A of the Commerce Code of Mexico (Código de Comercio), (iii) in the case of Colombia, and in order to give effect to and enforce a judgment obtained in a court outside Colombia, the Supreme Court of Colombia, in the exequatur proceeding, must examine whether the requirements set forth in article 606 of the Código General del Proceso have been fulfilled and (iv) in the case of Chile, such laws do not contravene public policy and provided, further, that the courts in Chile will enforce a final and conclusive judgment rendered by a foreign court in accordance with the procedure contemplated for the enforcement of final and conclusive foreign judgments in the Chilean Civil Procedure Code (“exequatur”); the Company and the Guarantors have the power to submit, and pursuant to Section 16(d) of this Agreement has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York (“Specified Courts”) and have validly and irrevocably waived any objection to the laying of the venue of any such suit, action or proceeding brought in any such courts provided that, in the case of Colombia, the submission is made to the non-exclusive jurisdiction of the Specified Courts; and appointment of agent and acceptance of service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, under the laws of Argentina, Brazil, Chile, Colombia and Mexico to confer valid personal jurisdiction over the Company, provided that, in the case of Argentina, the summons are served by a court officer. Notwithstanding the foregoing, in the event that proceedings are brought in Mexico seeking to enforce payment by the Mexican Guarantors of their obligations under the Securities, the Mexican Guarantors would not be required to discharge such obligations in a currency other than Mexican currency and a Spanish translation of the judgment and related documents required in such proceedings, prepared by a Mexican court-approved translator, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(yy)          No Immunity. The Company, the Guarantors and their respective obligations under the Transaction Documents are subject to suit, and neither the Company, the Guarantors nor any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Argentinean, Brazilian, Chilean, Colombian, Mexican or U.S. federal or New York state court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents; and, to the extent that the Company, the Guarantors or any of their subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company and each of the Guarantors have, pursuant to Section 16(f) of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

(zz)          No Requirement to File or Record. This Agreement and the other Transaction Documents are in proper legal form under the laws of Argentina, Brazil, Chile, Colombia and Mexico for the enforcement thereof in Argentina, Brazil, Chile, Colombia and Mexico against the Company and the Guarantors and to ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Argentina, Brazil, Chile, Colombia or Mexico of this Agreement or any other Transaction Document, it is not necessary that this Agreement or any such Transaction Document, as the case may be, be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement or any such Transaction Document, as the case may be, other than (i) court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Argentina, Brazil, Colombia or Mexico) except that, in Argentina, a legalized copy recognized as a translation into Spanish by a certified translator in Argentina is required for each such document in a language other than the Spanish language sought to be enforced in the courts of Argentina, and pursuant to Argentine Laws No. 24,573 and 26,589, as amended, the decree No. 1467/11 and other ancillary regulations, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff) and (ii) in the case of Chile, (y) with respect to the stamp tax over the Transaction Document to be enforced in Chile at a rate of 0.066% per month or fraction thereof, calculated over the principal amount, with a maximum of 0.8% over such principal amount and (z), for any Transaction Document executed in a language other than Spanish to be admissible in evidence in judicial proceedings in a Chilean court or arbitral tribunal, such Transaction Document would first have to be translated into the Spanish language and such translation be submitted to the court, and, if the other party requests within six days its review by an expert, it will have to be translated into Spanish by an expert appointed by the court, unless (i) such Transaction Document has been executed in Spanish by all the parties thereto, or (ii) in the case of arbitration, the corresponding arbitration proceedings permit the submission of documents in English without the corresponding translation.

(aaa)          Exchange Controls. Except as otherwise disclosed in each of the Time of Sale Information and the Prospectus, no exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Argentina, Brazil, Chile, Colombia or Mexico is required for the payment of any amounts payable to the Underwriters under the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Transaction Documents save for in the case of Chile as it expressly is set forth in clause (bbb) below for the enforcement of a foreign judgment, and in the case of Colombia, subject to compliance with the registration with the Central Bank, when applicable. The ability of the Argentine Guarantor to perform obligations payable in non-Argentine currency (and the ability of any person to remit out of the Republic of Argentina the proceeds of any judgment awarded in non-Argentine currency) will be subject to the exchange regulations which may be in effect at the time of payment (or such remittance). As of the date of this Agreement, the purchase of non-Argentine currency and transfer of such funds outside of the Republic of Argentina in compliance of the Argentine Guarantor´s obligations under the Transaction Documents (or in compliance of a foreign judgment), is not permitted by the Central Bank of the Republic of Argentina.

(bbb)          Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or any Guarantor based upon any of the Transaction Documents would be declared enforceable against the Company or such Guarantor by the courts of Argentina, Brazil, Chile, Colombia or Mexico without reconsideration or reexamination of the merits, provided that:

a.
in the case of Brazil, any final judgment rendered by any U.S. federal or New York state court located in the State of New York must be ratified by the Superior Court of Justice (STJ) before being enforced in Brazil, as per article 105 of the Brazilian Federal Constitution;

b.
in the case of Mexico, such judgment would be declared enforceable against the Mexican Guarantors in the competent courts of Mexico pursuant to Articles 569 and 571 of the Federal Civil Procedure Code (Código Federal de Procedimientos Civiles) and1347A of the Mexican Commerce Code (Código de Comercio), which provides inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts; provided that: (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement, the Indenture and the Securities, as applicable; (ii) such judgment is strictly for the payment of a certain sum of money, and has been rendered in an in personam action as opposed to an in rem action; (iii) the court rendering the judgment, was competent to hear and judge the relevant matter in accordance with accepted principles of international law that are compatible with Mexican law; (iv) service of process was made personally on the Mexican Guarantors, or on their appropriate process agent (it should be noted that service of process by mail does not constitute personal service of process for purposes of Mexican law), as applicable; (v) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law; (vi) the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of rogatory letters by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with; (vii) such judgment is final in the jurisdiction where obtained and there is no recourse against it; (viii) the courts specified above recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in their jurisdiction; (ix) the action in respect of which the final judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court, or resolved by definite judgment (sentencia definitiva) by a Mexican court that has previously served process (notificado) or delivered a rogatory letter to the competent authorities in accordance with Mexican law; and (x) the judgment fulfills the necessary requirements to be considered authentic; and

c.
in the case of Chile, the courts of Chile would enforce such judgment without any retrial or re-examination of the merits of the original action, under the following circumstances: (a) if at the time of enforcement there is a treaty for the enforcement of foreign judgments between Chile and the country where the judgment was rendered, the provisions of such treaty will be applied; (b) if there is no such treaty, the Chilean courts will enforce the judgment if there is reciprocity as to the enforcement of judgments (i.e., the relevant foreign court would enforce a judgment of a Chilean court under comparable circumstances); (c) if it can be proved that there is no reciprocity, such judgment will not be enforced in Chile; (d) if reciprocity cannot be proved to exist, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law; and (e) in any event, the judgment shall not be contrary to the public policy of Chile and must not affect in any way any property located in Chile. Upon compliance with the above, and provided that the judgment is submitted to the Supreme Court of the Republic of Chile, the courts in the Republic of Chile will enforce a final and conclusive judgment for the payment of money rendered by any U.S. federal or New York state court located in the State of New York in accordance with the procedure contemplated for the enforcement of final and conclusive foreign judgments in the Chilean Civil Procedure Code (“exequatur”).

d.
in the case of Colombia, pursuant to Articles 605 and 606 of Law 1564 of 2012 (Código General del Proceso), the courts of Colombia would give effect to and enforce a judgment obtained in a court outside Colombia without re-trial or re-examination of the merits of the case provided (1) that there exists a treaty or convention relating to recognition and enforcement of foreign judgments between Colombia and the country of origin of the judgment or, in the absence of such treaty, that proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments, and (2) the Supreme Court of Colombia, in the exequatur proceeding, must examine whether the following requirements set forth in article 606 of the Código General del Proceso have been fulfilled: (i) that the judgment does not refer to in-rem rights over assets located in Colombia at the time of the commencement of the foreign proceedings; (ii) that, if the judgment was rendered in a contentious matter, the defendant was afforded due service of process in accordance with the laws of the judgment’s country of origin, which shall be presumed if the judgment is executory; (iii) that the judgment is final and executory in accordance with the laws of the country of origin of the judgment, and that a duly authenticated and legalized copy be filed with the plaintiff’s request for exequatur; (iv) that the judgment is not contrary to Colombian public order (mandatory) provisions, except for rules of civil procedure; (v) that the matter of the judgment is not subject to the exclusive jurisdiction of the Colombian courts; (vi) that there are no pending proceedings in Colombia or any final judgments rendered by Colombian courts in connection with the same subject matter and between the same parties; and (vii) in the course of the exequatur proceedings, both the plaintiff and the defendant are allowed the opportunity to request that evidence be collected in connection with the issues listed above; and before the judgment is rendered, each party may file final allegations in support of such party’s position.

(ccc)          No Requirement to Qualify to do Business.  It is not necessary under the laws of Argentina, Brazil, Chile, Colombia or Mexico that any holder of the Securities, or the Underwriters should be licensed, qualified or entitled to carry on business in Argentina, Brazil, Chile, Colombia or Mexico, (i) to enable any of them to enforce their respective rights under the Transaction Document or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(ddd)          No Tax Domicile.  None of the Underwriters would be deemed resident, domiciled, carrying on business or subject to taxation in Argentina, Brazil, Chile, Colombia or Mexico solely by reason of its holding of Securities or the execution, delivery, performance or enforcement of the Transaction Documents.

(eee)          Validity of Certain Provisions.  The indemnification and contribution provisions set forth in Section 7 of this Agreement do not contravene the laws or any public policy of Argentina, Brazil, Chile, Colombia or Mexico, respectively, or any political subdivision thereof or therein.

4.          Further Agreements of the Company and the Guarantors.  The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)          Required Filings.  The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Representatives may reasonably request. The Company, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies.  The Company will deliver, if requested by the Representatives, without charge, (i) to the Representatives, one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), an electronic copy of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object; however, this clause (c) terminates on the later of the Closing Date or date on which distribution of the Securities is completed.

(d)          Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)          Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)          Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request (including certain provinces of Canada) and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)          Clear Market.  During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of (other than through cancellation) any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j)          No Public Offering.  The Company and the Guarantors agree that they will not and will not permit any of their respective directors, officers, employees or affiliates to solicit offers for, or offer or sell, the Securities by any means that would cause the offering to constitute or to involve in any way a “public offering” under the laws of Argentina, Brazil, Chile, Colombia or Mexico.

(k)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(l)          DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          No Stabilization.  Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n)          Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the Nasdaq Bond Exchange (the “Exchange”).

(o)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)          Tax Gross-Up.  Each of the Guarantors will make all payments to the Underwriters (acting in such capacity) under the Transaction Documents without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any of Argentina, Brazil, Chile, Colombia, Mexico or any other jurisdiction (other than the United States, including any state thereof, the district of Columbia and, in each case, any political subdivision thereof) in which the Company or such Guarantors has an office from which payment is made or deemed to be made (each a “Taxing Jurisdiction”), unless the Company or any such Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or such Guarantor, as the case may be, shall be entitled to make such deduction or withholding and shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.  The Company and each of the Guarantors, jointly and severally, further agree to indemnify and hold harmless the Underwriter against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.

5.          [Reserved.]

6.          Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and the Company shall have caused to be paid any registration fees in accordance with the Securities Exchange Act rules and regulations.

(b)          Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries  (other than an announcement with positive implications of a possible upgrading).  At the time of execution and delivery of this Agreement, the Company shall have delivered to the Representatives ratings letters, or evidence thereof, from S&P Global Ratings and Fitch, Inc.

(d)          No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)          Comfort Letters.  (i) On the date of this Agreement and on the Closing Date, Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global Limited) shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)          Opinion and 10b-5 Statement of Counsel for the Company.  Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)          Opinions of Local Counsel. (i) Marval O’Farrell & Mairal, Argentinian counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (ii) Veirano Advogados, Brazilian counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (iii) Nader, Hayaux y Goebel, Mexican counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (iv) Claro & Cia, Chilean counsel for the Company and the Chilean Guarantor, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, (v) Brigard & Urrutia Abogados S.A.S., Colombian counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and (vi) Philippi, Prietocarrizosa, Ferrero DU & Uría, Colombian counsel for the Underwriters, shall have furnished to the Representatives its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)          Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k)          Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing (to the extent such concept exists in such jurisdiction) in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)          Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)          Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o)          Exchange Listing.  The Securities shall have been approved for listing on the Exchange, subject to official notice of issuance.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)          Indemnification of the Underwriters.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with any suit, action, investigation or proceeding, in each case whether commenced or threatened, or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Information or any amendment or supplement thereto, any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (including any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or investor presentations made to investors by the Company (whether in person or electronically)), any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by the Representatives consists of the information described as such in subsection (b) below.

(b)          Indemnification of the Company and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Information or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, Time of Sale Information and the Prospectus: the names and corresponding amounts set forth in the table of Underwriters in the first paragraph of text, the fourth and sixth paragraphs of text and the paragraphs of text under the sub-headings “Price Stabilization and Short Positions” and “Other Relationships” (aside from the first, second and last paragraphs of such “Other Relationships” sub-heading), each under the caption “Underwriters” in the Time of Sale Information and the Prospectus.

(c)          Notice and Procedures.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, their respective officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Guarantors and their respective directors and officers and each person, if any, who controls the Company or any such Guarantor within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and directors, officers, affiliates and employees of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, the Guarantors and such directors, officers and control persons of the Company or such Guarantor, such firm shall be designated in writing by the Company and such Guarantor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Contribution.  If the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)          Limitation on Liability.  The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)          Survival. The indemnity and contribution provisions contained in this Section 7 and Section 16(h) and Section 16(i) and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, its officers or directors or any affiliate of any Underwriter or by or on behalf of the Company, the Guarantors or their respective officers or directors or any person controlling the Company or any Guarantor and (ii) acceptance of and payment for any of the Securities.

8.          Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

9.          Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Global Select Market or the Exchange; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, Argentina, Brazil, Chile, Colombia or Mexico, that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specific in this clause (v), makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.          Defaulting Underwriter.

(a)          If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and any related obligations pursuant to Section 16(h) and Section 16(i)  and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

11.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel, including local, special and international counsel, as applicable, and the Company’s and the Guarantors’ accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Information, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws and certain provinces of Canada as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any required review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Securities on the Exchange and other national securities exchanges and foreign stock exchanges, (vi) the costs and charges of any trustee and such trustee’s counsel and the approval of the Securities for book-entry transfer by DTC, (vii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing the Transaction Documents, (ix) any fees charged by rating agencies for rating the Securities and (x) all other costs and expenses incident to the performance of the obligations of the Company. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 10 above, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel, including local, special or international counsel, as applicable) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Miscellaneous.

(a)          Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, (fax: 646-291-1469), Attention: General Counsel; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, (fax: 212-902-9316), Attention: Registration Department, Email: registration-syndops@ny.email.gs.com; and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk.  Notices to the Company and the Guarantors shall be given to them at Dr. Luis Bonavita 1294, Of. 1733, Tower II, Montevideo, Uruguay, 11300, Attention: General Counsel, with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, Attention: Francesca L. Odell.

(c)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

(d)          Submission to Jurisdiction and Other Matters.  The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the Specified Courts in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and agree not to commence any proceedings related to this Agreement except in Specified Courts.  The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.  The Company and each of the Guarantors irrevocably appoints Corporation Service Company (the “Process Agent”) at 19 West 44th Street, Suite 200, New York, NY 10036 as its agent to receive service of process or other legal summons for purposes of any proceedings related to this Agreement that may be instituted in any Specified Courts.  The Company  and each of the Guarantors agrees that service of any process, summons, notice or document by mail to the Process Agent and written notice of said service to such party shall be effective service of process upon the Company or such Guarantor, as applicable, for any proceeding brought in any Specified Court.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.  The Company and each of the Guarantors further agree, to the fullest extent permitted by applicable law, that the mailing by certified or registered mail, return receipt requested, of any process required by any Specified Court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law. For purposes of the foregoing, each of the Mexican Guarantors hereby agrees to grant to the Process Agent, before a Mexican notary public, an irrevocable power of attorney for lawsuits and collections (pleitos y cobranzas) governed by the laws of Mexico, and the parties hereby agree that such power of attorney shall be irrevocable for the purpose of service of process in any such suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby. Each Mexican Guarantor hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as agent for service of process, and such Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent shall be deemed, in every respect, effective service of process upon each of the Mexican Guarantors.

(e)          Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)          Waiver of Immunity.  To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Argentina, Brazil, Chile, Colombia or Mexico, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g)          Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)          Judgment Currency. The Company and each of the Guarantors, jointly and severally, agree to indemnify each Underwriter, its directors, officers, affiliates and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(i)          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(l)          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MERCADOLIBRE, INC.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Chief Financial Officer

MERCADOLIBRE S.R.L.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

EBAZAR.COM.BR LTDA.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MERCADO PAGO INSTITUIÇÃO DE PAGAMENTO LTDA

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MERCADOLIBRE CHILE LTDA.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MP AGREGADOR, S. DE R.L. DE C.V.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

MPFS, S. DE R.L. DE C.V.

By	/s/ Martín de los Santos
Name: Martín de los Santos
Title: Attorney-in-fact

Accepted as of the date hereof CITIGROUP GLOBAL MARKETS INC. GOLDMAN SACHS & CO. LLC J.P. MORGAN SECURITIES LLC As Representatives of the Several Underwriters named in Schedule 1 hereto

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Mateo Ugas
Name: Mateo Ugas
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Lane Feler
Name: Lane Feler
Title: Executive Director

Schedule 1

Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	$150,000,000
Goldman Sachs & Co. LLC	$150,000,000
J.P. Morgan Securities LLC	$150,000,000
Allen & Company LLC	$60,000,000
BNP Paribas Securities Corp.	$60,000,000
BofA Securities, Inc.	$60,000,000
Morgan Stanley & Co. LLC	$60,000,000
Santander US Capital Markets LLC	$60,000,000
Total	$750,000,000

Schedule 2

Guarantors

1.	MercadoLibre S.R.L., a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Argentina.

2.	eBazar.com.br Ltda., a limited liability company (sociedade limitada), organized under the laws of Brazil.

3.	Mercado Pago Instituição de Pagamento Ltda, a limited liability company (sociedade limitada), organized under the laws of Brazil.

4.	MercadoLibre Chile Ltda., a limited liability company (sociedad de responsabilidad limitada), organized under the laws of Chile.

5.	DeRemate.com de Mexico S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico.

6.	MP Agregador, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico.

7.	MPFS, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico.

8.	MercadoLibre Colombia Ltda., a limited liability company (sociedad de responsabilidad limitada), organized under the laws of Colombia.

Schedule 3

Subsidiaries

MercadoLibre S.R.L.
DeRemate.com de Argentina S.A.
Meli Log S.R.L.
Tech Pack S.R.L
MercadoPago Servicios de Procesamiento S.R.L.
First Label S.R.L
Ibazar.com Atividades de Internet Ltda. (formerly MercadoPago Representações Ltda. until December 9, 2008)
MercadoLivre.com Atividades de Internet Ltda.
MercadoPago.com Representações Ltda.
eBazar.com.br Ltda.
MercadoEnvios Serviços de Logistica Ltda.
MercadoEnvios Transporte Ltda.
Dabee Brasil Servicos de Intermediacao e Facilitacao de Negócios Ltda.
Mercado Crédito Holding Financeira LTDA.
Mercado Crédito Sociedade de Crédito, Financiamento e Investimento S.A
Mercado Pago Corretora de Seguros LTDA.
MercadoLibre Chile Ltda.
Mercado Pago Operadora S.A.
Mercado Pago Emisora S.A.
Mercado Pago Crypto S.A.
Mercado Pago Lending Ltda.
Lagash S.A.
MercadoLibre Colombia Ltda.
MercadoPago Colombia Ltda.
Lagash Systems SAS
MercadoLibre Costa Rica S.R.L.
MercadoLibre Ecuador Cía. Ltda.
Meli Participaciones, S.L.
Dabee Technology India Private Ltd.
MercadoLibre, S. de R.L. de C.V.
DeRemate.com de México, S. de R.L. de C.V.
PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales S. de R.L. de C.V.
Mercado Lending S.A. de C.V.
Mercadolibre Difusiones, S. de R.L. de C.
Meli Operaciones Logísticas, S. de R.L. de C.V.
ITCoding Consultoría Tecnológica & Desarrollo, S.A. de C.V (en proceso de liquidación)
Meli Global Imports, S. de R.L. de C.V.
Meli Uruguay S.R.L.
Tech Fund S.R.L. (formerly Tikleral S.A.)
Deremate.com de Uruguay S.R.L.
Kiserty S.A.
Hammer.com, LLC
Lista Pop LLC
Servicios Administrativos y Comerciales LLC
SFCS, LLC
MercadoPago, LLC

MercadoPago International, LLC
Autopark, LLC
Autopark Classifieds, LLC
Marketplace Investments, LLC
Meli Technology, Inc.
Classifieds LLC (previously named CMG Classified Media Group Inc.)
Brick.com, LLC
MERCADOLIBRE PERU S.R.L.
MercadoPago Peru S.R.L.
MercadoLibre Venezuela, S.R.L.
Meli Clasificados MLV S.R.L.
Grupo Veneclasificados C.A.

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated December 4, 2025, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433
Registration Statement Nos. 333-291604
333-291604-01
333-291604-02
333-291604-03
333-291604-04
333-291604-05
333-291604-06
333-291604-07
333-291604-08

MERCADOLIBRE, INC.

Pricing Term Sheet

$750,000,000 4.900% Notes due 2033 (the “Notes”)

December 4, 2025

Issuer:	MercadoLibre, Inc. (the “Issuer”)

Guarantors:
MercadoLibre S.R.L.

eBazar.com.br Ltda.

Mercado Pago Instituição de Pagamento Ltda

MercadoLibre Chile Ltda.

DeRemate.com de México, S. de R.L. de C.V.

MP Agregador, S. de R.L. de C.V.

MPFS, S. de R.L. de C.V.

MercadoLibre Colombia Ltda.

Title of Securities:	4.900% Notes due 2033

Security Type:	Senior Unsecured Notes

Offering Format:	SEC Registered

Principal Amount:	$750,000,000

Expected Ratings (S&P / Fitch)*:	BBB- / BBB-

Trade Date:	December 4, 2025

Settlement Date**:	December 9, 2025 (T+3)

Maturity Date:	January 15, 2033

Coupon:	4.900%

Benchmark Treasury:	UST 3.750% due November 30, 2032

Benchmark Treasury Price/Yield:	99-07+/3.876%

Spread to Benchmark Treasury:	130 bps

Price to Public:	98.370% of face amount

Yield to Maturity:	5.176%

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2026

Optional Redemption:	Prior to the par call date, make-whole call at T+20 bps. Par call on or after November 15, 2032 (the date that is two months prior to maturity). Tax call at par.

Minimum Denomination:	$50,000 and integral multiples of $1,000 in excess thereof

CUSIP:	58733R AG7

ISIN:	US58733RAG74

Joint Global Coordinators and Lead Book-Running Managers:	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Joint Book-Running Managers:	Allen & Company LLC BNP Paribas Securities Corp. BofA Securities, Inc. Morgan Stanley & Co. LLC Santander US Capital Markets LLC

Governing Law:	State of New York

Expected Listing:	Nasdaq Bond Exchange

________________________

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

**Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to the business date before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day preceding the date of delivery of the Notes should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, Goldman Sachs & Co. LLC at +1-866-471-2526 or J.P. Morgan Securities LLC at +1-212-834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.